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                                                                 EXHIBIT 12.1
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                                                      ALLEGIANCE TELECOM, INC.

                                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                  PRO FORMA
                                                                PERIOD                              PERIOD
                                                            FROM INCEPTION      PRO FORMA       FROM INCEPTION
                                           THREE MONTHS    (APRIL 22, 1997)    THREE MONTHS    (APRIL 22, 1997)
                                               ENDED           THROUGH            ENDED            THROUGH
                                             MARCH 31,       DECEMBER 31,        MARCH 31,       DECEMBER 31,
                                               1998             1997               1998              1997
                                            ------------  ----------------    -------------    -------------
Earnings:
  Net loss                                  $ (8,335,889) $     (3,671,704)   $ (11,356,591)   $ (26,216,823)
  Add: Fixed charges                           4,669,079                --        7,689,781       22,545,119
                                            ------------  ----------------    -------------    -------------
                                              (3,668,810)       (3,671,704)      (3,666,810)      (3,671,704)

Fixed charges:
  Interest in indebtedness                     4,951,366                --        7,848,284       21,691,023
  Amortization of debt discount and debt
    issuance costs                               185,247                --          309,031          854,096
  Interest portion of rental and lease
    expense                                           --                --               --               --
                                            ------------  ----------------    -------------    -------------
                                               5,136,613                --        8,157,315       22,545,119
Deficiency of earnings available to
    cover fixed charges                     $ (8,803,423) $     (3,671,704)   $ (11,824,125)   $ (26,216,823)
                                            ============  ================    =============    =============

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